UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report:  June 30, 2010
(Date of earliest event reported)

KINSTONE COMPANIES, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	0-1665	36-2476480
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification Number)

1154 Broadway, Hewlett, NY	11557
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (516) 374-7600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

____	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
____	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
____	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
____	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

Effective June 30, 2010, Kingstone Companies, Inc. (the “Company”) issued 787,409 shares of common stock in exchange for approximately 1,299 shares of the Company’s outstanding Series E preferred stock.  The value of the exchanged Series E Preferred Stock was approximately $1,300,000.  The effective price for the exchange was $1.65 per share of common stock.  The terms of the Series E preferred  stock had provided for the following: (i) the Series E preferred stock was mandatorily redeemable on July 31, 2011, (ii) the Series E preferred stock provided for dividends at the rate of 11.5% per annum, and (iii) the Series E preferred stock was convertible into the Company’s common stock at a price of $2.00 per share.

Among the holders of the Series E preferred stock were the following: (i) AIA Partners, LLC (“AIA”) which exchanged 780 shares of Series E preferred stock for 472,727 shares of common stock, (ii) a retirement trust for the benefit of Jack Seibald, a director and principal stockholder of the Company, which exchanged approximately 288 shares of Series E preferred stock for 174,824 shares of common stock and (iii) Kidstone LLC (“Kidstone”) which exchanged approximately 115 shares of Series E preferred stock for 69,929 shares of common stock.  Steven Shapiro, a director of Kingstone Insurance Company (“KICO”), a wholly-owned subsidiary of the Company, members of the family of Barry B. Goldstein, the Company’s Chief Executive Officer and a principal stockholder and a director of the Company, and members of the family of Sam Yedid, a director of KICO, are members of AIA.  AIA directed that the shares issuable to it upon the exchange be issued to its members.  Mr. Shapiro and Mr. Goldstein’s wife received 55,593 and 130,473 shares, respectively, of the shares issued.  In addition, Mr. Shapiro, Mr. Goldstein and a member of Mr. Yedid’s family are the members of Kidstone.  Kidstone directed that the shares issuable to it upon the exchange be issued to its members.  Mr. Shapiro and Mr. Goldstein received 23,310 and 23,309 shares, respectively, of the shares issued.

On July 6, 2010, the Company issued a press release (the “Press Release”) announcing, among other things, the above exchange.  A copy of the Press Release is furnished as Exhibit 99.1 hereto.

The information in the Press Release is being furnished, not filed. Accordingly, the information in the Press Release will not be incorporated by reference into any registration statement filed by the Company under the Securities Act of 1933, as amended, unless specifically identified therein as being incorporated therein by reference. The furnishing of the information in this Report is not intended to, and does not, constitute a determination or admission by the Company that the information in this Report is material or complete, or that investors should consider this information before making an investment decision with respect to any security of the Company.

Item 3.02.	Unregistered Sale of Equity Securities.

Reference is made to Item 1.01 hereof.  The above exchange offering of shares was exempt from the registration requirements of the Securities Act of 1933 pursuant to Section 3(a)(9) thereof as the shares issued were securities exchanged by the Company with its existing security holders exclusively where no commission or other remuneration was paid or given directly or indirectly for soliciting the exchange.

In addition, effective June 30, 2010, the Company issued an aggregate of 3,848 shares of stock to its non-employee directors as director fees for the second quarter.  The above offering of shares was exempt from the registration requirements of the Securities Act of 1933 pursuant to Section 4(2) thereof as a transaction not involving any public offering.  The Company reached this determination based on the following: (i) each director represented that he was an “accredited investor” and he acquired the shares for his own account; (ii) the certificate representing the shares bears a restrictive legend permitting transfer only upon the registration of the shares or pursuant to an exemption from such registration requirements; and (iii) the Company did not offer or sell the shares by any form of general solicitation or general advertising.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits:

	99.1	Press Release, dated July 6, 2010, issued by Kingstone Companies, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DCAP GROUP, INC.
July 6, 2010	By: /s/ Barry B. Goldstein Barry B. Goldstein President